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                                                                   EXHIBIT 10(A)

                     AGREEMENT AND PLAN OF REORGANIZATION
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     AGREEMENT AND PLAN OF REORGANIZATION ("Reorganization Agreement" or
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"Agreement") dated as of July 30, 1999, by and between Letchworth Independent
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Bancshares Corporation ("Letchworth"), a New York corporation having its
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principal executive offices at 50 North Main Street, Castile, New York and
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Tompkins Trustco, Inc. ("Trustco"), a New York corporation having its principal
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executive offices at 110 North Tioga Street, Ithaca, New York.
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                                   WITNESSETH
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     WHEREAS, the parties hereto desire that Letchworth shall be acquired by
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Trustco through the merger ("Merger") of Letchworth with and into Trustco, with
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Trustco as the surviving corporation ("Surviving Corporation") pursuant to an
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Agreement and Plan of Merger substantially in the form attached hereto as Annex
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A ("Plan of Merger"); and
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     WHEREAS, Trustco desires to operate three separate banking subsidiaries;
and

     WHEREAS, upon consummation of the Merger, Trustco presently intends to operate Tompkins County Trust Company ("TCTC Bank"), a New York-chartered trust company and a wholly owned subsidiary of Trustco, The Bank of Castile ("The Bank of Castile"), a New York-chartered bank and a wholly owned subsidiary of Letchworth, and The Mahopac National Bank ("Mahopac Bank"), a national banking association and a subsidiary of Letchworth, as three separate banking subsidiaries; and

     WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

ARTICLE 1.     DEFINITIONS

     1.1. "Affiliate" shall mean with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     1.2  "AMEX" shall mean the American Stock Exchange.

     1.3 "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

     1.4  "Banking Board" shall mean the New York State Banking Board.

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     1.5  "The Bank of Castile" is defined in the recitals hereto.

     1.6  "Claim" is defined in Section 4.13(a) hereof.

     1.7 "Closing Date" shall mean the date specified pursuant to Section 4.9 hereof as the date on which the parties hereto shall close the transactions contemplated herein.

     1.8  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.9  "Commission" or "SEC" shall mean the Securities and Exchange
          Commission.

     1.10 "Confidentiality Agreement" is defined in Section 4.5 hereof.

     1.11 "Danielson" is defined in Section 3.19 hereof.

     1.12 "Effective Date" shall mean the date specified pursuant to Section 4.9 hereof as the effective date of the Merger.

     1.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.14 "ERISA Affiliate" is defined in Section 2.14 and Section 3.13 hereof.

     1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.16 "FDIA" shall mean the Federal Deposit Insurance Act.

     1.17 "FDIC" shall mean the Federal Deposit Insurance Corporation.

     1.18 "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     1.19 "Indemnified Parties" is defined in Section 4.13(a) hereof.

     1.20 "Insurance Amount" is defined in Section 4.13(c) hereof.

     1.21 "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

     1.22 "Letchworth" is defined in the preamble of this Agreement.

     1.23 "Letchworth Common Stock" is defined in Section 2.1 hereof.

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     1.24 "Letchworth Employees" is defined in Section 4.11(a) hereof.

     1.25 "Letchworth Financial Statements" shall mean (i) the consolidated balance sheets of Letchworth as of March 31, 1999 and as of December 31, 1998 and 1997 and the related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) for the three months ended March 31, 1999 and each of the three years ended December 31, 1998, 1997 and 1996, respectively, as filed by Letchworth in SEC Documents and (ii) the consolidated balance sheets of Letchworth and related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) as filed by Letchworth in SEC Documents with respect to periods ended subsequent to March 31, 1999.

     1.26 "Letchworth Plan" is defined in Section 2.14(a) hereof.

     1.27 "Mahopac Bank" is defined in the recitals hereto.

     1.28 "Mahopac Shareholders" means, collectively, W.D. Spain and Sons Limited Partnership, William D. Spain, Jr., C. Compton Spain, Michael H. Spain and William D. Spain.

     1.29 "Material Adverse Effect" shall mean, with respect to Letchworth or Trustco, as the case may be, a material adverse effect on the business, results of operations or financial condition of such party and any Subsidiary of the party taken as a whole or a material adverse effect on such party's ability to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to banks, thrifts or their holding companies generally and (iii) any action or omission of Letchworth or Trustco or any Subsidiary of either of them taken with the prior written consent of Trustco or Letchworth, as applicable, in contemplation of the Merger.

     1.30 "McConnell, Budd & Downes, Inc." is defined in Section 2.19 hereof.

     1.31 "Merger" is defined in the recitals hereto.

     1.32 "OCC" shall mean the Office of the Comptroller of Currency.

     1.33 "Option Agreement" shall mean the Stock Option Agreement dated of even date herewith between Letchworth and Trustco pursuant to which Letchworth will grant Trustco the right to purchase certain shares of Letchworth Common Stock.

     1.34 "Plan of Merger" is defined in the recitals hereto.

     1.35 "Previously Disclosed" shall mean disclosed in a writing by either party in (i) an SEC Document filed with the SEC after December 31, 1997 and

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before the date hereof or (ii) a disclosure schedule (the "Disclosure Schedule")
dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution of this Agreement. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder. The inclusion of any matter in information Previously Disclosed shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

     1.36 "Proxy Statement" shall mean the proxy statement/prospectus (or similar documents) together with any supplements thereto sent to the stockholders of Letchworth and Trustco to solicit their votes in connection with this Agreement and the Plan of Merger.

     1.37 "Registration Statement" shall mean the registration statement to be filed by Trustco with respect to the Trustco Common Stock to be issued in connection with the Merger as declared effective by the Commission under the Securities Act.

     1.38 "Reorganization Agreement" is defined in the recitals hereto.

     1.39 "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

     1.40 "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

     1.41 "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.42 "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

     1.43 "Subsidiary" or "Subsidiaries" shall mean with respect to any party, any bank, corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

     1.44 "Surviving Corporation" is defined in the recitals hereto.

     1.45 "takeover proposal" is defined in Section 4.7(b)(13) hereof.

     1.46 "Trustco" is defined in the preamble of this Agreement.

     1.47 "TCTC Bank" is defined in the preamble of this Agreement.

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     1.48 "Trustco Common Stock" is defined in Section 3.1 hereof.

     1.49 "Trustco Financial Statements" shall mean (i) the consolidated balance sheets of Trustco as of March 31, 1999 and as of December 31, 1998 and 1997 and the related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) for the three months ended March 31, 1999 and each of the three years ended December 31, 1998, 1997 and 1996, respectively, as filed by Trustco in SEC Documents and (ii) the consolidated balance sheets of Trustco and related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) as filed by Trustco in SEC Documents as of dates or with respect to periods ended subsequent to March 31, 1999.

     1.50 "Trustco Plan" is defined in Section 3.13 hereof.

     1.51 "Voting Agreements" shall mean the Voting Agreements dated of even date herewith between Trustco and the director/stockholders of Letchworth pursuant to which such director/stockholders agree to vote their shares of Letchworth Common Stock in favor of this Reorganization Agreement, the Plan of Merger and the Option Agreement.

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ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF LETCHWORTH

     Letchworth hereby represents and warrants to Trustco as follows:

     2.1. CAPITAL STRUCTURE OF LETCHWORTH

     The authorized capital stock of Letchworth consists of 5,000,000 shares of common stock, par value $1.00 per share ("Letchworth Common Stock"), of which, as of the date hereof, 3,466,016 shares are issued and outstanding and 86,847 shares are held in treasury. As of the date hereof, no shares of Letchworth Common Stock are reserved for issuance, except that (i) 300,000 shares of Letchworth Common Stock are reserved for issuance upon the exercise of stock options heretofore granted pursuant to Letchworth's 1990 Stock Option Plan (the "Letchworth 1990 Stock Option Plan"), (ii) 500,000 shares of Letchworth Common Stock are reserved for issuance upon the exercise of stock options heretofore granted pursuant to Letchworth's 1998 Stock Option Plan (the "Letchworth 1998 Stock Option Plan") and (iii) 689,737 shares of Letchworth Common Stock are reserved for issuance pursuant to the Option Agreement. Schedule 2.1 hereto sets
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forth all currently outstanding options for the purchase of Letchworth Common
Stock, the number of shares of Letchworth Common Stock subject to such options, whether such options are vested or unvested, the vesting schedule for unvested options and the vesting or other treatment of all unvested options in the event of a change of control of Letchworth. All outstanding shares of Letchworth Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Letchworth does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of Letchworth except (i) for the Option Agreement, (ii) as Previously Disclosed,
(iii) the Shareholder Agreement defined in Section 2.3 below and (iv) as set forth above. None of the shares of Letchworth's capital stock has been issued in violation of the preemptive rights of any person.

     2.2. ORGANIZATION, STANDING AND AUTHORITY OF LETCHWORTH

     Letchworth is a duly organized corporation, validly existing and in good standing under the laws of New York with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Letchworth. Letchworth is registered as a bank holding company under the Bank Holding Company Act.

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     2.3. OWNERSHIP OF LETCHWORTH SUBSIDIARIES; CAPITAL STRUCTURE OF LETCHWORTH
SUBSIDIARIES

     Except as Previously Disclosed, as of the date hereof, Letchworth does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization except the Letchworth Subsidiaries as Previously Disclosed; and, with respect to Mahopac Bank, Letchworth owns 1,491 shares of common stock of Mahopac Bank, constituting 70.16% of all of the outstanding capital stock of Mahopac Bank, and, subject to the terms of a Shareholder Agreement dated as of October 16, 1998 (the "Shareholder Agreement"), Letchworth has the right to acquire all of the outstanding capital stock of Mahopac Bank owned by the Mahopac Shareholders (currently 628 shares of common stock of Mahopac Bank). The Shareholder Agreement has not been modified, amended or otherwise altered, and is in full force and is enforceable by Letchworth against the parties thereto and nothing in this Agreement, the Plan of Merger or Option Agreement, or the execution hereof, or the performance by Letchworth or any Letchworth Subsidiary of their respective obligations hereunder or under the Plan of Merger and/or Option Agreement, shall in any way violate, conflict with or otherwise breach any of the terms or provisions of the Shareholder Agreement or otherwise cause such agreement to become unenforceable or in any way modified or amended. Except as Previously Disclosed, the outstanding shares of capital stock or other equity interests of each Letchworth Subsidiary have been duly authorized and validly issued and are fully paid and (except as provided by applicable law) nonassessable and all such shares or equity interests are directly or indirectly owned by Letchworth free and clear of all liens, claims and encumbrances. No Letchworth Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock or other equity interests of any Letchworth Subsidiary and, except as Previously Disclosed, there are no agreements, understandings or commitments relating to the right of Letchworth to vote or to dispose of said shares. None of the shares of capital stock or other equity interests of any Letchworth Subsidiary has been issued in violation of the preemptive rights of any person.

     2.4. ORGANIZATION, STANDING AND AUTHORITY OF LETCHWORTH SUBSIDIARIES

     Each Letchworth Subsidiary is a duly organized corporation, banking association or other organization, validly existing and in good standing under applicable laws. Each Letchworth Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where failure to be so licensed or qualified would not have a Material Adverse Effect on Letchworth. Each Letchworth Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on Letchworth. The Bank of Castile and Mahopac Bank are each members in good standing of the Federal Home Loan Bank of New York and each owns the requisite amount of shares

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therein. Except as Previously Disclosed, all eligible deposits issued by The
Bank of Castile and Mahopac Bank are insured by the FDIC through the Bank Insurance Fund to the full extent permitted under applicable law.

     2.5. AUTHORIZED AND EFFECTIVE AGREEMENT

     (a) Letchworth has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement, the Plan of Merger and the Option Agreement. The execution and delivery of this Reorganization Agreement, the Plan of Merger and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Letchworth, except that the affirmative vote of the holders of 66 2/3% of the outstanding shares of Letchworth Common Stock entitled to vote thereon is required to adopt the Plan of Merger pursuant to the New York Business Corporation Law and Letchworth's certificate of incorporation, as amended, and Letchworth's by-laws, each as in effect on the date of this Reorganization Agreement. The Board of Directors of Letchworth has directed that this Reorganization Agreement and the Plan of Merger be submitted to Letchworth's stockholders for approval at a special meeting to be held as soon as practicable.

     (b) Assuming the accuracy of the representation contained in Section 3.5(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of Letchworth, enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) Except as Previously Disclosed, neither the execution and delivery of this Reorganization Agreement, the Plan of Merger or the Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Letchworth with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of Letchworth or any Letchworth Subsidiary, (ii) assuming the consents and approvals contemplated by Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Letchworth or any Letchworth Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Letchworth or any Letchworth Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on Letchworth.

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     (d)  Other than as contemplated by Section 4.3 hereof and except as
Previously Disclosed, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Letchworth or any Letchworth Subsidiary on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby. Neither Letchworth nor any Letchworth Subsidiary is aware of any reason why the conditions set forth in Section 5.1(b) of this Reorganization Agreement will not be satisfied without undue delay and without the imposition of any condition or requirement of the type referred to in the provisions thereof.

     2.6. SEC DOCUMENTS; REGULATORY FILINGS

     Letchworth has timely filed all SEC Documents required by the Securities Laws and all reports and notices with The Nasdaq Stock Market ("Nasdaq") required to be filed by the Nasdaq Marketplace Rules and the Exchange Act (collectively, the "Nasdaq Reports"). The SEC Documents and the Nasdaq Reports are true, complete and correct as of their respective dates, in all material respects, and neither any SEC Documents nor any Nasdaq Reports contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Letchworth and each Letchworth Subsidiary has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, except where the failure to so file would not have a Material Adverse Effect on Letchworth, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects, and none of the reports contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     2.7. FINANCIAL STATEMENTS; BOOKS AND RECORDS; MINUTE BOOKS

     The Letchworth Financial Statements filed by Letchworth in SEC Documents prior to the date of this Agreement fairly present in all material respects, and the Letchworth Financial Statements filed by Letchworth after the date of this Agreement will fairly present in all material respects the consolidated financial position of Letchworth and its consolidated Subsidiaries as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of Letchworth and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applied on a consistent basis. The books and records of Letchworth and each Letchworth Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of Letchworth and each Letchworth Subsidiary contain records which are accurate in all material

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respects of all corporate actions of each of their respective stockholders and board of directors (including committees of their respective board of directors).


  2.8.  MATERIAL ADVERSE CHANGE

  Except as Previously Disclosed, Letchworth has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 1998 which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to Letchworth.

  2.9.  ABSENCE OF UNDISCLOSED LIABILITIES

  Neither Letchworth nor any Letchworth Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to Letchworth on a consolidated basis, or that, when combined with all similar liabilities, would be material to Letchworth on a consolidated basis, except as Previously Disclosed, as disclosed in the Letchworth Financial Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to March 31, 1999.

  2.10. PROPERTIES

  Except as Previously Disclosed, Letchworth and the Letchworth Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of Letchworth and its Subsidiaries taken as a whole, and which are reflected on the Letchworth Financial Statements as of March 31, 1999 or acquired after such date, except (i) liens for taxes not yet due and payable,
(ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. All leases pursuant to which Letchworth or any Letchworth Subsidiary, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of Letchworth and its Subsidiaries taken as a whole are valid and enforceable in accordance with their respective terms except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on Letchworth.

  2.11. LOANS

  Each loan reflected as an asset in the Letchworth Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been

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secured by valid liens and security interests which have been perfected, and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Letchworth.

  2.12.  ALLOWANCE FOR LOAN LOSSES

  The allowance for loan losses reflected on the Letchworth Financial Statements, as of their respective dates, is, to the best of Letchworth's knowledge, adequate in all material respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off and on loans outstanding, and (b) is, to the best of Letchworth's knowledge, in all material respects consistent with the requirements of generally accepted accounting principles to provide for the reasonably anticipated losses with respect to Letchworth's loan portfolio based upon information reasonably available at the time.

  2.13.  TAX MATTERS

  (a) Except as Previously Disclosed, Letchworth and each Letchworth Subsidiary have timely filed federal income tax returns for each year through December 31, 1998 and have timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, returns required under Sections 1441-1446 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws, any other information returns, withholding tax returns, FICA and FUTA returns and back up withholding returns required under Section 3406 of the Code and any comparable state, foreign and local laws) required to be filed with respect to Letchworth or any Letchworth Subsidiary, except where the failure to file timely such federal income and other tax returns would not, in the aggregate, have a Material Adverse Effect on Letchworth. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes and such reserves are reflected on the Letchworth Financial Statements, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on Letchworth and, as of the Closing Date, all taxes due in respect of any subsequent periods (or portions thereof) ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on Letchworth. Except as Previously Disclosed, no material (i) audit examination,
(ii) deficiency, or (iii) refund litigation with respect to such returns or periods has been proposed, asserted or assessed or is pending. Neither Letchworth nor any Letchworth Subsidiary will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established except where such liability would not have a Material Adverse Effect on Letchworth.

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  (b) All federal, state and local (and, if applicable, foreign) tax returns filed by Letchworth and each Letchworth Subsidiary are complete and accurate in all material respects. Neither Letchworth nor any Letchworth Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Letchworth or any Letchworth Subsidiary which have not been settled and paid. Except as Previously Disclosed, there are currently no agreements in effect with respect to Letchworth or any Letchworth Subsidiary to extend the period of limitations for the assessment or collection of any tax.

  (c) Except as Previously Disclosed, neither the transactions contemplated hereby nor the termination of the employment of any employees of Letchworth or any Letchworth Subsidiary prior to or following consummation of the transactions contemplated hereby could result in Letchworth or any Letchworth Subsidiary making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

  (d) Except as Previously Disclosed, neither Letchworth nor any Letchworth Subsidiary is a party to any agreement providing for the allocation or sharing of, or indemnification for, taxes.

  (e) Except as Previously Disclosed, neither Letchworth nor any Letchworth Subsidiary is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code.

  (f) Except as Previously Disclosed, neither Letchworth nor any Letchworth Subsidiary has entered into any agreement with any taxing authority that will bind Trustco or an affiliate thereof after the Closing Date.

  (g) For purposes of this Section 2.13, references to Letchworth and any Letchworth Subsidiary shall include predecessors thereof.

  2.14. EMPLOYEE BENEFIT PLANS

  (a) Schedule 2.14(a) hereto sets forth a true and complete list of (a) each
      ----------------
employment agreement or change in control agreement (whether written or oral) Letchworth or any Letchworth Subsidiary has entered into with any employee, director or officer of Letchworth or a Letchworth Subsidiary and (b) each Letchworth Plan. For purposes of this Reorganization Agreement, the term "Letchworth Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Letchworth or by any trade or business, whether or not incorporated, that together with Letchworth or any of the Letchworth Subsidiaries would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") for the benefit of any employee or director or former employee or former director of Letchworth or any ERISA Affiliate of Letchworth.

  (b) With respect to each of the Letchworth Plans, Letchworth has made available to Trustco true and complete copies of each of the following documents: (a) the Letchworth Plan and related documents (including all amendments thereto); (b) the most recent annual reports, financial statements, and actuarial reports, if any; (c) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Letchworth Plan; and (d) the most recent determination letter received from the IRS with respect to each Letchworth Plan that is intended to be qualified under the Code.

  (c) No liability under Title IV of ERISA has been incurred by Letchworth or any ERISA Affiliate of Letchworth since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Letchworth or any ERISA Affiliate of Letchworth of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation, which premiums have been or will be paid when due.

  (d) Neither Letchworth nor any ERISA Affiliate of Letchworth, nor any of the Letchworth Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which Letchworth or any ERISA Affiliate of Letchworth could, either directly or indirectly, incur a material liability or cost.

  (e) Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that Letchworth or any ERISA Affiliate of Letchworth is required to pay under Section 412 of the Code or under the terms of the Letchworth Plans.

  (f) Except as Previously Disclosed, there has been no material adverse change in the funded status of any Letchworth Plan that is subject to Title IV of ERISA since the date of the information relating to such funded status contained in the most recent Letchworth Form 10-K filed with the SEC. No reportable event under Section 4043 of ERISA has occurred or will occur with respect to any Letchworth Plan on or before the Closing Date other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the PBGC has been waived.

  (g) Except as Previously Disclosed, none of the Letchworth Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

  (h) A favorable determination letter has been issued by the Internal Revenue Service with respect to the each of the Letchworth Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and each such Letchworth Plan satisfies the requirements of Section 401(a) of the Code in all material respects. Each of the Letchworth Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each of the Letchworth Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

  (i) There are no actions, suits or claims pending, or, to the knowledge of Letchworth, threatened or anticipated (other than routine claims for benefits) against any Letchworth Plan, the assets of any Letchworth Plan or against Letchworth or any ERISA Affiliate of Letchworth with respect to any Letchworth Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Letchworth Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or threatened audits, examinations or investigations by any governmental body, commission or agency involving any Letchworth Plan.

  (j) Except as Previously Disclosed, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of Letchworth or any ERISA Affiliate of Letchworth to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director, (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee or director, or (iv) result in a "change in control" or the occurrence of any other event specified in the agreements identified on Schedule 2.14(a)
                                                             ----------------
which would entitle any party to such agreements to any payment thereunder.

  2.15. CERTAIN CONTRACTS

  (a) Except as Previously Disclosed, neither Letchworth nor any Letchworth Subsidiary is a party to, or is bound by, (i) any material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC or any other material contract or similar arrangement whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of any Letchworth Subsidiary) or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Letchworth or any Letchworth Subsidiary or the guarantee by Letchworth or any Letchworth Subsidiary of any such obligation, other than instruments relating to transactions entered into in the customary course, (iii) any agreement, arrangement or commitment relating to the employment of a consultant who was formerly a director or executive officer or the employment, election, retention in office or severance of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

  (b) Except as Previously Disclosed, neither Letchworth nor any Letchworth Subsidiary is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Letchworth.

  2.16. LEGAL PROCEEDINGS

  Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of Letchworth or any Letchworth Subsidiary, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Letchworth or any Letchworth Subsidiary or against any asset, interest or right of Letchworth or any Letchworth Subsidiary as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Letchworth. To the knowledge of Letchworth or any Letchworth Subsidiary, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Letchworth. There are no actions, suits or proceedings instituted, pending or, to the knowledge of Letchworth or any Letchworth Subsidiary, threatened (or unasserted but considered probable of assertion and which if asserted would be reasonably expected to have an unfavorable outcome) against any present or former director or officer of Letchworth or any Letchworth Subsidiary, that might give rise to a claim for indemnification and that (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect on Letchworth.

  2.17. COMPLIANCE WITH LAWS

  Except as Previously Disclosed, Letchworth and each Letchworth Subsidiary is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and neither Letchworth nor any Letchworth Subsidiary has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on Letchworth. Neither Letchworth nor any Letchworth Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which could be reasonably anticipated to have a Material Adverse Effect on Letchworth, and none of them has received any communication requesting that they enter into any of the foregoing.

  2.18. LABOR MATTERS

  With respect to their employees, neither Letchworth nor any Letchworth Subsidiary is a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. Since January 1, 1999 and prior to the date hereof, Letchworth and the Letchworth Subsidiaries have not experienced any attempt by organized labor or its representatives to make Letchworth or any Letchworth Subsidiary conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Letchworth or any Letchworth Subsidiary. There is no unfair labor practice charge or other complaint by any employee or former employee of Letchworth or any Letchworth Subsidiary against any of them pending before any governmental agency arising out of Letchworth's or such Letchworth Subsidiary's activities, which charge or complaint (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome would, individually or in the aggregate, have a Material Adverse Effect on Letchworth; there is no labor strike or labor disturbance pending or threatened against any of them; and neither Letchworth nor any Letchworth Subsidiary has experienced a work stoppage or other labor difficulty since January 1, 1999.

  2.19. BROKERS AND FINDERS

  Neither Letchworth nor any Letchworth Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, except for Letchworth's retention of McConnell, Budd & Downes, Inc. to perform certain financial advisory services as Previously Disclosed. Prior to the execution and delivery of this Agreement, McConnell, Budd & Downes, Inc. has delivered to the Board of Directors of Letchworth an opinion that the Exchange Ratio is fair from a financial point of view to the stockholders of Letchworth.

  2.20. INSURANCE

  Letchworth and the Letchworth Subsidiaries each currently maintains insurance in amounts considered by Letchworth and any Letchworth Subsidiary as applicable, to be reasonably necessary for their operations. Neither Letchworth nor any Letchworth Subsidiary has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Letchworth nor any Letchworth Subsidiary has been refused any insurance coverage sought or applied for, and

Letchworth has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Letchworth or any Letchworth Subsidiary.
Schedule 2.20 hereto sets forth all currently outstanding claims against
-------------
Letchworth or any Letchworth Subsidiary under any insurance policy. Except as Previously Disclosed, the deposits of The Bank of Castile and Mahopac Bank are insured by the FDIC in accordance with the FDIA, and The Bank of Castile and Mahopac Bank have paid all assessments and filed all reports required by the FDIA.

  2.21. ENVIRONMENTAL LIABILITY

  Except as Previously Disclosed, neither Letchworth nor any Letchworth Subsidiary has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of Letchworth and the Letchworth Subsidiaries, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on Letchworth or any Letchworth Subsidiary of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on Letchworth; except as Previously Disclosed, there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither Letchworth nor any Letchworth Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

  2.22. ADMINISTRATION OF TRUST ACCOUNTS

  To the best of Letchworth's knowledge, each Letchworth Subsidiary has properly administered all common trust funds and collective investment funds and all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Letchworth. Neither Letchworth, any Letchworth Subsidiary, nor any director, officer or employee of Letchworth or any Letchworth Subsidiary acting on behalf of Letchworth or a Letchworth Subsidiary, has committed any breach of trust with respect to any such common trust fund or collective investment fund or fiduciary or agency account, and the accountings for each such common trust fund or collective investment fund or fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such common trust fund or collective investment fund or fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, have a Material Adverse Effect on Letchworth.

  2.23. INTELLECTUAL PROPERTY

  Except as Previously Disclosed, Letchworth or a Letchworth Subsidiary owns the entire right, title and interest in and to, or has valid licenses or otherwise has the required legal rights with respect to, all of the Intellectual Property necessary in all material respects to conduct the business and operations of Letchworth and the Letchworth Subsidiaries as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Letchworth. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on Letchworth. Except as Previously Disclosed, upon consummation of the transactions contemplated by this Reorganization Agreement Trustco and the Trustco Subsidiaries will be entitled to continue to use all such Intellectual Property without the payment of any fees, licenses or other payments (other than ongoing payments required under license agreements for software used by Letchworth or the Letchworth Subsidiaries in Previously Disclosed amounts consistent with past practice).

  2.24. ANTI-TAKEOVER PROVISIONS

  No "Business Combination," "Moratorium," "Control Share" or other state anti-takeover statute or regulation, (i) applies to the Merger, the Voting Agreements or the Option Agreement, (ii) prohibits or restricts the ability of Letchworth or any Letchworth Subsidiary to perform their respective obligations under this Reorganization Agreement, or their respective ability to consummate the transactions contemplated hereby, (iii) would have the effect of invalidating or voiding this Reorganization Agreement, any of the Voting Agreements, or the Option Agreement, or any provision hereof or thereof, or (iv) would subject Trustco or any Trustco Subsidiary to any material impediment or condition in connection with the exercise of any of its rights under this Reorganization Agreement, any of the Voting Agreements or the Option Agreement.

  2.25. INSIDER INTERESTS

  All outstanding loans and other contractual arrangements (including deposit relationships) between Letchworth or any Letchworth Subsidiary and any officer, director or employee of Letchworth or any Letchworth Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Schedule 2.25, no officer, director
                                           -------------
or employee of Letchworth or any Letchworth Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Letchworth or any Letchworth Subsidiary.

  2.26. REGISTRATION OBLIGATIONS

  Except as set forth in Schedule 2.26, neither Letchworth nor any Letchworth
                         -------------
Subsidiaries are under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under any of the Securities Laws.

  2.27. CERTAIN INFORMATION

  When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the Letchworth stockholders' meeting and the Trustco stockholders' meeting to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Letchworth relating to Letchworth and the Letchworth Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. All information concerning Letchworth and its directors, officers, stockholders and any Subsidiaries included (or submitted for inclusion) in any application and furnished by it pursuant to Section 4.3 of this Agreement shall be true, correct and complete in all material respects.

  2.28. YEAR 2000

  The computer software operated by Letchworth and any Letchworth Subsidiary which is material to the conduct of the business of Letchworth and any Letchworth Subsidiary is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, and such software and Letchworth and any Letchworth Subsidiary are otherwise in compliance with all relevant Regulatory Authority guidance and requirements relating to the Year 2000 computer issues including the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk." The costs of the adaptations referred to in this clause will not have a Material Adverse Effect on Letchworth.

  2.29. TAX TREATMENT

  As of the date of this Reorganization Agreement, Letchworth knows of no reason relating to it or any of the Letchworth Subsidiaries which would reasonably cause it to believe that the Merger will not qualify as tax free reorganization under Section 368(a) of the Code.

  2.30. POOLING OF INTERESTS

  Neither Letchworth nor any Letchworth Subsidiary knows of any reason (after consultation with its independent accountants) which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF TRUSTCO

Trustco hereby represents and warrants to Letchworth as follows:

  3.1. CAPITAL STRUCTURE OF TRUSTCO

  The authorized capital stock of Trustco consists of 15,000,000 shares of common stock, par value $0.10 per share ("Trustco Common Stock"), of which, as of the date hereof, 4,807,774 shares were issued and outstanding and 27,996 shares were held in treasury. As of the date hereof, no shares of Trustco Common Stock are reserved for issuance, except that 254,100 shares of Trustco Common Stock and 240,000 shares of Trustco Common Stock are reserved for issuance upon the exercise of stock options heretofore or to be hereafter granted pursuant to Trustco's 1992 Stock Option Plan and 1998 Stock Option Plan, respectively. All outstanding shares of Trustco capital stock have been duly authorized and validly issued and are fully paid and (except as provided by applicable law) nonassessable. None of the shares of Trustco's capital stock has been issued in violation of the preemptive rights of any person. The shares of Trustco Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Reorganization Agreement and the Plan of Merger, will be validly issued, fully paid, (except as provided by applicable law) nonassessable and free and clear of any preemptive rights. Except as Previously Disclosed and as set forth above, Trustco does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of Trustco.

  3.2. ORGANIZATION, STANDING AND AUTHORITY OF TRUSTCO

  Trustco is a duly organized corporation, validly existing and in good standing under the laws of New York, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Trustco. Trustco is registered as a bank holding company under the Bank Holding Company Act.

  3.3. OWNERSHIP OF TRUSTCO SUBSIDIARIES; CAPITAL STRUCTURE OF TRUSTCO SUBSIDIARIES

  Trustco has no Subsidiary other than those disclosed in its Annual Report on Form 10-K for the year ended December 31, 1998 or any Subsidiary that is not a significant subsidiary under the SEC's Regulation S-X. Except as Previously Disclosed, the outstanding shares of capital stock of the Trustco Subsidiaries have been duly authorized and validly issued and are fully paid and (except as provided in 12 U.S.C. Section 55 or Section 114 of the New York Banking Law) nonassessable and all such shares are directly or indirectly owned by Trustco free and clear of all liens, claims and encumbrances. No Trustco Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of any Trustco Subsidiary and, except as Previously

Disclosed, there are no agreements, understandings or commitments relating to the right of Trustco to vote or to dispose of said shares. None of the shares of capital stock of any Trustco Subsidiary has been issued in violation of the preemptive rights of any person.

  3.4. ORGANIZATION, STANDING AND AUTHORITY OF TRUSTCO SUBSIDIARIES

  Each Trustco Subsidiary is a duly organized corporation or banking corporation, validly existing and in good standing under applicable laws. Each Trustco Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be licensed or qualified would have a Material Adverse Effect on Trustco. Each Trustco Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on Trustco. TCTC Bank is a member in good standing of the Federal Home Loan Bank of New York and owns the requisite amount of shares therein. Except as Previously Disclosed, all eligible deposits issued by TCTC Bank are insured by the FDIC through the Bank Insurance Fund to the full extent permitted under applicable law.

  3.5. AUTHORIZED AND EFFECTIVE AGREEMENT

  (a) Trustco has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Plan of Merger. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Trustco, except that the affirmative vote of the holders of 66 2/3% of the outstanding shares of Trustco Common Stock entitled to vote thereon is required to approve the Plan of Merger pursuant to the New York Business Corporation Law and Trustco's certificate of incorporation, as amended, and Trustco's by-laws, each as in effect on the date of this Reorganization Agreement. The Board of Directors of Trustco has directed that this Reorganization Agreement and Plan of Merger be submitted to Trustco's stockholders for approval at a special meeting to be held as soon as practicable.

  (b) Assuming the accuracy of the representation contained in Section 2.5(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of Trustco enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  (c) Except as Previously Disclosed, neither the execution and delivery of this Reorganization Agreement or the Plan of Merger, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Trustco with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of Trustco or any Trustco Subsidiary, (ii) assuming the consents and approvals contemplated by Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Trustco or any Trustco Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Trustco or any Trustco Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Trustco.

  (d) Except for approvals specified in Section 4.3 hereof, except as Previously Disclosed and except as expressly referred to in this Reorganization Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Trustco or any Trustco Subsidiary on or prior to the Closing Date in connection with the execution, delivery and performance of this Reorganization Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby. Neither Trustco nor any of the Trustco Subsidiaries is aware of any reason why the conditions set forth in Section 5.1(b) of this Reorganization Agreement will not be satisfied without undue delay and without the imposition of any condition or requirement of the type referred to in the provisions thereof.

  3.6. SEC DOCUMENTS; REGULATORY FILINGS

  Trustco has timely filed all SEC Documents required by the Securities Laws and all reports and notices with AMEX required to be filed by the AMEX rules and regulations and the Exchange Act (collectively, the "AMEX Reports"). The SEC Documents and the AMEX Reports are true, complete and correct as of their respective dates, in all material respects, and neither any SEC Documents nor any AMEX Reports contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Trustco and each of the Trustco Subsidiaries has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, except where the failure to so file would not have a Material Adverse Effect on Trustco, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects, and none of the reports contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

  3.7.  FINANCIAL STATEMENTS; BOOKS AND RECORDS; MINUTE BOOKS

  The Trustco Financial Statements filed by Trustco in SEC Documents prior to the date of this Agreement fairly present in all material respects, and the Trustco Financial Statements filed by Trustco in SEC Documents after the date of the Agreement will fairly present in all material respects the consolidated financial position of Trustco and its consolidated Subsidiaries as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of Trustco and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applied on a consistent basis. The books and records of Trustco and each Trustco Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of Trustco and the Trustco Subsidiaries contain records which are accurate in all material respects of all corporate actions of each of their respective stockholders and board of directors (including committees of each of their respective board of directors).

  3.8.  MATERIAL ADVERSE CHANGE

  Except as Previously Disclosed, Trustco has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 1998 which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to Trustco.

  3.9.  ABSENCE OF UNDISCLOSED LIABILITIES

  Neither Trustco nor any Trustco Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to Trustco on a consolidated basis, or that, when combined with all similar liabilities, would be material to Trustco on a consolidated basis, except as Previously Disclosed, as disclosed in the Trustco Financial Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to March 31, 1999.

  3.10. PROPERTIES

  Except as Previously Disclosed, Trustco and the Trustco Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of Trustco and its Subsidiaries taken as a whole, and which are reflected on the Trustco Financial Statements as of March 31, 1999 or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business,
(iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. All leases pursuant to which Trustco or any Trustco Subsidiary, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of Trustco and its Subsidiaries taken as a whole are valid and enforceable in accordance with their respective terms except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on Trustco.

  3.11. LOANS

  Each loan reflected as an asset in the Trustco Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Trustco.

  3.12. ALLOWANCE FOR LOAN LOSSES

  The allowance for loan losses reflected on the Trustco Financial Statements, as of their respective dates, is, to the best of Trustco's knowledge, adequate in all material respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off and on loans outstanding, and (b) is, to the best of Trustco's knowledge, in all material respects consistent with the requirements of generally accepted accounting principles to provide for the reasonably anticipated losses with respect to Trustco's loan portfolio based upon information reasonably available at the time.

  3.13. EMPLOYEE BENEFIT PLANS

  Each of the Trustco Plans complies in all material respects with the requirements of applicable law, including ERISA and the Code. For purposes of this Reorganization Agreement, the term "Trustco Plan" means each bonus, incentive compensation, severance pay, medical or other insurance program, retirement plan, or other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to by Trustco or any trade or business, whether or not incorporated, that together with Trustco or any of the Trustco Subsidiaries would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") or under which Trustco or any ERISA Affiliate of Trustco has any liability or obligation. No liability under Title IV of ERISA has been incurred by Trustco or any ERISA Affiliate of Trustco that has not been satisfied in full, and no condition exists that presents a material risk to

Trustco or any ERISA Affiliate of Trustco incurring any liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation, which premiums have been or will be paid when due. Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code of all amounts that Trustco or any ERISA Affiliate is required to pay under Section 412 of the Code or under the terms of the Trustco Plans, and no accumulated funding deficiency (within the meaning of Section 412 of the Code) exists with respect to any Trustco Plan. There has been no material adverse change in the funded status of any Trustco Plan that is subject to Title IV of ERISA since the date of the information relating to such funded status contained in the most recent Trustco Form 10-K filed with the SEC.

     3.14.     CERTAIN CONTRACTS

     (a) Except as Previously Disclosed, neither Trustco nor any Trustco Subsidiary is a party to, or is bound by, (i) any material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC or any other material contract or similar arrangement whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of any Trustco Subsidiary) or any agreement restricting the nature or geographic scope of its business activities in any material respect, or (ii) any agreement, indenture or other instrument relating to the borrowing of money by Trustco or any Trustco Subsidiary or the guarantee by Trustco or any Trustco Subsidiary of any such obligation, other than instruments relating to transactions entered into in the customary course.

     (b) Except as Previously Disclosed, neither Trustco nor any Trustco Subsidiary is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Trustco.

     3.15.     LEGAL PROCEEDINGS

     Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of Trustco, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Trustco or any Trustco Subsidiary or against any asset, interest or right of Trustco or any Trustco Subsidiary as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Trustco. To the knowledge of Trustco, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and

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

which, if such an unfavorable outcome was rendered, would, individually or inthe aggregate, have a Material Adverse Effect on Trustco.

     3.16.     COMPLIANCE WITH LAWS

     Except as Previously Disclosed, each of Trustco and the Trustco Subsidiaries is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and none of them has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation,
(ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on Trustco. None of Trustco or any Trustco Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which could be reasonably anticipated to have a Material Adverse Effect on Trustco, and none of them has received any communication requesting that they enter into any of the foregoing.

     3.17.     LABOR MATTERS

     With respect to their employees, neither Trustco nor any Trustco Subsidiary is a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. Since January 1, 1999 and prior to the date hereof, Trustco and the Trustco Subsidiaries have not experienced any attempt by organized labor or its representatives to make Trustco or any Trustco Subsidiary conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Trustco or any Trustco Subsidiary. There is no unfair labor practice charge or other complaint by any employee or former employee of Trustco or any Trustco Subsidiary against any of them pending before any governmental agency arising out of Trustco's or such Trustco Subsidiary's activities, which charge or complaint (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome would, individually or in the aggregate, have a Material Adverse Effect on Trustco; there is no labor strike or labor disturbance pending or threatened against any of them; and neither Trustco nor any Trustco Subsidiary has experienced a work stoppage or other labor difficulty since January 1, 1999.

     3.18.     TAX MATTERS

     (a) Trustco and each Trustco Subsidiary have timely filed federal income tax returns for each year through December 31, 1998 and have timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, returns required under Sections 1441-1446 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws, any other information returns, withholding tax returns, FICA and FUTA returns and back up withholding returns required under Section 3406 of the Code and any comparable state, foreign and local laws) required to be filed with respect to Trustco or any Trustco Subsidiary, except where the failure to file timely such federal income and other tax returns would not, in the aggregate, have a Material Adverse Effect on Trustco. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on Trustco and, as of the Closing Date, all taxes due in respect of any subsequent periods (or portions thereof) ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on Trustco. Except as Previously Disclosed, no material (i) audit examination, (ii) deficiency, or (iii) refund litigation with respect to such returns or periods has been proposed or asserted or is pending. Neither Trustco nor any Trustco Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) tax returns filed by Trustco and each Trustco Subsidiary are complete and accurate in all material respects. Neither Trustco nor any Trustco Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Trustco or any Trustco Subsidiary which have not been settled, paid or accrued.

     (c) Except as Previously Disclosed, neither Trustco nor any Trustco Subsidiary is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code other than any adjustment for which it already has made an accrual.

     (d) For purposes of this Section 3.18, references to Trustco and any Trustco Subsidiary shall include predecessors thereof.

     3.19.     BROKERS AND FINDERS

     Neither Trustco nor any Trustco Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, except for Trustco's retention of Danielson & Company to perform certain financial advisory services as Previously Disclosed. Prior to the execution and delivery of this Reorganization Agreement, Danielson & Company has delivered to the Board of Directors of Trustco an opinion that the Merger Consideration is fair to the stockholders of Trustco from a financial point of view.

     3.20.     INSURANCE

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

Trustco and the Trustco Subsidiaries each currently maintains insurance in amounts considered by Trustco and any Trustco Subsidiary as applicable, to be reasonably necessary for their operations. Neither Trustco nor any Trustco Subsidiary has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Trustco nor any Trustco Subsidiary has been refused any insurance coverage sought or applied for, and Trustco has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Trustco or any Trustco Subsidiary. Except as Previously Disclosed, the deposits of TCTC Bank are insured by the FDIC in accordance with the FDIA, and TCTC Bank have paid all assessments and filed all reports required by the FDIA.

     3.21.     ENVIRONMENTAL LIABILITY

     Neither Trustco nor any Trustco Subsidiary has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of Trustco and the Trustco Subsidiaries, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on Trustco or any Trustco Subsidiary of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on Trustco; except as Previously Disclosed, there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither Trustco nor any Trustco Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     3.22.     ADMINISTRATION OF TRUST ACCOUNTS

     To the best of Trustco's knowledge, each Trustco Subsidiary has properly administered all common trust funds and collective investment funds and all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Trustco. Neither Trustco, any Trustco Subsidiary, nor any director, officer or employee of Trustco or any Trustco Subsidiary acting on behalf of Trustco or a Trustco Subsidiary, has committed any breach of trust with respect to any such common trust fund or collective investment fund or fiduciary or agency account, and the accountings for each such common trust fund or collective investment fund or fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such common trust fund or collective investment fund or fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, have a Material Adverse Effect on Trustco.

     3.23.     INTELLECTUAL PROPERTY

     Except as Previously Disclosed, Trustco or a Trustco Subsidiary owns the entire right, title and interest in and to, or has valid licenses or otherwise has the required legal rights with respect to, all of the Intellectual Property necessary in all material respects to conduct the business and operations of Trustco and the Trustco Subsidiaries as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Trustco. None of such Intellectual Property is subject to any

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

outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on Trustco.

     3.24.     INSIDER INTERESTS

     All outstanding loans and other contractual arrangements (including deposit relationships) between Trustco or any Trustco Subsidiary and any officer, director or employee of Trustco or any Trustco Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Schedule 3.24, no officer, director
                                           -------------
or employee of Trustco or any Trustco Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Trustco or any Trustco Subsidiary.

     3.25.     CERTAIN INFORMATION

     When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the Letchworth Stockholders' Meeting and the Trustco Stockholders' Meeting (each as defined in Section 4.1 hereof) to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Trustco relating to Trustco and the Trustco Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. All information concerning Trustco and its directors, officers, stockholders and any Subsidiaries included (or submitted for inclusion) in any application and furnished by it pursuant to Section 4.3 of this Agreement shall be true, correct and complete in all material respects.

     3.26.     YEAR 2000

     The computer software operated by Trustco or any Trustco Subsidiary which is material to the conduct of Trustco's or any Trustco Subsidiary's business is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, and such software and Trustco or any Trustco Subsidiary is otherwise in compliance with all relevant Regulatory Authority guidance and requirements relating to the Year 2000 computer issues including the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk." The costs of the adaptations referred to in this clause will not have a Material Adverse Effect on Trustco.

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

     3.27.     TAX TREATMENT

     As of the date of this Agreement, Trustco knows of no reason relating to it or any of the Trustco Subsidiaries which would reasonably cause it to believe that the Merger will not qualify as a tax-free reorganization under Section 368(a) of the Code.

     3.28.     MERGER CONSIDERATION

     Trustco has unissued shares of Trustco Common Stock and shares of Trustco Common Stock held in its treasury that are not reserved for any other purpose sufficient to provide the Stock Consideration, as such term is defined in the Plan of Merger.

     3.29      POOLING OF INTERESTS

     Neither Trustco nor any Trustco Subsidiary knows of any reason (after consultation with its independent accounts) which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

     ARTICLE 4.     COVENANTS

     4.1. STOCKHOLDERS' MEETING

     4.1.1 Letchworth shall call a meeting of its stockholders (the "Letchworth Stockholders' Meeting") as soon as practicable after the Registration Statement is declared effective by the SEC for the purposes of voting upon this Reorganization Agreement, Plan of Merger, the Option Agreement and taking such other actions as may be necessary so as to consummate the transactions contemplated hereby and thereby and shall schedule such meeting based on consultation with Trustco. Except to the extent legally required for the discharge by Letchworth's Board of Directors of their fiduciary duties, as determined by such board of directors after having received the advise of legal counsel to Letchworth and the advice of Letchworth's financial advisor, after the receipt by Letchworth of a takeover proposal (as defined in Section 4.7(13)), Letchworth's Board of Directors shall recommend to its stockholders' that at the Letchworth Stockholders' Meeting its stockholders approve this Reorganization Agreement and the Option Agreement and vote in favor of and approve the Merger and adopt the Plan of Merger.

     4.1.2 Trustco shall call a meeting of its stockholders (the "Trustco Stockholders' Meeting") as soon as practicable after the Registration Statement is declared effective by the SEC for the purposes of voting upon this Reorganization Agreement and Plan of Merger and taking such other actions as may be necessary so as to consummate the transactions contemplated hereby and thereby. Trustco shall schedule the Trustco Stockholders' Meeting based on consultation with Letchworth. Except to the extent legally required for the discharge by Trustco's Board of Directors of their fiduciary duties as determined by such board of directors after consultation with Trustco's legal counsel, Trustco's Board of Directors shall recommend to its stockholders' that at the Trustco Stockholders' Meeting its stockholders approve this Reorganization Agreement and vote in favor of and approve the Merger and adopt the Plan of Merger.

     4.2. PROXY STATEMENT; REGISTRATION STATEMENT

     As promptly as practicable after the date hereof, Trustco and Letchworth shall cooperate in the preparation of the Proxy Statement to be mailed to the stockholders of Letchworth and Trustco in connection with this Reorganization Agreement and the transactions contemplated hereby and to be filed by Trustco as part of the Registration Statement. Trustco will advise Letchworth, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the Trustco Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Trustco shall take all actions necessary to register or qualify the shares of Trustco Common Stock to be issued in the Merger pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof. Trustco shall apply for approval to list the shares of Trustco Common Stock to be issued in the Merger on the AMEX, subject to official notice of issuance, prior to the Effective Date.

     4.3. APPLICATIONS

     As promptly as practicable after the date hereof, and after a reasonable opportunity for review by counsel to Letchworth, Trustco shall submit any requisite applications for prior approval of, and notices with respect to, the transactions contemplated herein and in the Plan of Merger (i) to the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act and the Bank Merger Act, (ii) to the OCC pursuant to 12 C.F.R. Section 5.33(g)(3), and (iii) to the New York Banking Board pursuant to Section 142 of the New York Banking Law, and the regulations promulgated thereunder, and each of the parties hereto shall, and they shall cause their respective subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body the approval of which is required for consummation of the Merger.

     4.4. BEST EFFORTS

     (a) Subject to the terms and conditions of this Reorganization Agreement, Trustco and Letchworth shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Sections 4.2 and
4.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, provided that neither Letchworth nor any Letchworth Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Trustco, which consent shall not be unreasonably withheld and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel, investment advisors and independent auditors. Subject to the terms and conditions of this Reorganization Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Reorganization Agreement and the Plan of Merger, that would materially delay such completion, that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or that would adversely affect the qualification of the Merger for pooling of interests accounting treatment under generally accepted accounting principles; provided that nothing herein contained shall preclude Trustco from exercising its rights under the Option Agreement. In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party my reasonably request to cure such effect to the extent curable without a Material Adverse Effect on either of the parties.

     (b) Letchworth shall give prompt notice to Trustco, and Trustco shall give prompt notice to Letchworth, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of Letchworth or Trustco, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure.

     (c) From the date of this Agreement through the Effective Date, Letchworth shall, and shall cause the Letchworth Subsidiaries to, provide such assistance to Trustco as shall be reasonably necessary to assist Trustco in converting and transferring as soon as practicable after the Effective Date all information concerning the loans, deposits and other assets and liabilities of Letchworth and the Letchworth Subsidiaries into Trustco's own data processing system. After execution of this Agreement, Letchworth shall provide Trustco with computer file instructions with respect to the information in its data processing system regarding the loans, deposits and the other assets and liabilities of Letchworth and the Letchworth Subsidiaries, together with operational procedures designed to implement the transfer of such information to Trustco. After execution of this Reorganization Agreement, Letchworth and Trustco shall each designate an individual to serve as liaison concerning the transfer of data processing information and other similar operational matters and to consult as to whether and when Letchworth will proceed with its pending data processing conversion.

     (d) Each party shall provide and shall request its auditors to provide the other party with such historical financial information regarding it (and related audit reports and consents) as the other party may reasonably request for securities disclosure purposes.

     4.5. INVESTIGATION AND CONFIDENTIALITY

     (a) Letchworth and Trustco each will keep the other advised of all material developments relevant to its business and to the consummation of the transactions contemplated herein and in the Plan of Merger. Trustco and Letchworth each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein and in the Plan of Merger, provided, however, that such investigation shall be reasonably related to such transactions and shall not interfere unnecessarily with normal operations. Trustco and Letchworth agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this Section 4.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto.

     (b) Letchworth and Trustco shall, and shall cause their respective Subsidiaries and each of their respective directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained in such investigation which is not otherwise publicly disclosed by the other parties, said undertaking with respect to confidentiality to survive any termination of this Reorganization Agreement pursuant to Section 6.1 hereof. Letchworth and Trustco shall hold all information furnished by the other party or any of such party's Subsidiaries or representatives pursuant to this Section 4.5 in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement executed between Letchworth and Trustco in January 1999 (the "Confidentiality Agreement"). In the event of termination of this Agreement each party shall return to the furnishing party or destroy and certify the destruction of all information previously furnished in connection with the transactions contemplated by this Agreement.

     4.6. PRESS RELEASES

     Letchworth and Trustco shall agree with each other as to the form and substance of any press release related to this Reorganization Agreement and the Plan of Merger or the transactions contemplated hereby or thereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which is required by applicable law or AMEX or NASDAQ rules.

     4.7. ACTIONS PENDING THE MERGER

     (a) Prior to the Closing Date, and except as otherwise provided for by this Reorganization Agreement, the Plan of Merger, the Option Agreement, or consented to or approved by Trustco, Letchworth shall, and shall cause each of the Letchworth Subsidiaries to, use its reasonable best efforts to preserve its properties, business and relationships with customers, employees and other persons.

     (b) Prior to the Closing Date, Letchworth shall not, and shall not permit any of the Letchworth Subsidiaries to, except with the prior written consent of Trustco or except as Previously Disclosed or expressly contemplated or permitted by this Agreement, the Plan of Merger, or the Option Agreement:

          (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (2) in the case of Letchworth only, declare, set aside, make or pay any dividend or other distribution in respect of its capital stock other than its regular quarterly cash dividends on Letchworth Common Stock in amounts not in excess of $.09 per share;

          (3) issue any shares of its capital stock or permit any treasury shares to become outstanding other than pursuant to the Option Agreement or Rights outstanding at the date hereof;

          (4) incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business consistent with past practice;

          (5) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock except for Trust Account Shares and debt previously contracted shares ("DPC Shares"); provided however, that in order to fulfill such obligations, Letchworth shall acquire the necessary shares of Letchworth Common Stock solely through open market purchases or the use of treasury shares previously acquired by Letchworth in open market purchases;

          (6) amend its articles or certificate of incorporation or association or bylaws; impose, or suffer the imposition, on any share of stock of any Letchworth Subsidiary held by Letchworth of any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist;

          (7) merge with any other corporation, savings association or bank or permit any other corporation, savings association or bank to merge into it or consolidate with any other corporation, savings association or bank; acquire control over any other firm, bank, corporation, savings association or organization or create any Subsidiary;

          (8) except in the ordinary course of business, waive or release any material right or cancel or compromise any material debt or claim;

          (9) liquidate or sell or dispose of any material assets or acquire any material assets; make any material capital expenditure (for purposes of this subsection (b)(9) of Section 4.7 "material capital expenditure" shall mean expenditures in excess of $50,000 in any instance or $150,000 in the aggregate); or establish new branches or other similar facilities, close existing branches or similar facilities or enter into or modify any leases or other contracts relating thereto;

          (10) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees except in a manner consistent with past practice; enter into, modify or extend, or permit to be renewed, any employment or severance contracts with any of its present or former directors, officers or employees (except as may be required by applicable law and except with respect to the executive supplemental income agreements to be entered into by and between Letchworth and the individuals identified in Schedule 4.7(b)(10);
                                                     -------------------
provided however, that Trustco shall have the right to approve the terms and conditions of the executive supplemental income agreements prior to their execution, which approval shall not be unreasonably withheld);

          (11) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law; make any loans or extend any credit, except in the ordinary course of business consistent with its lending policies and past practice;

          (12) change its methods of accounting in effect at December 31, 1998, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1998, except as required by changes in law;

          (13) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of its Board of Directors, recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a takeover proposal; provided, however, that Letchworth may communicate information about any such takeover proposal to its stockholders if, in the judgment of Letchworth's Board of Directors, after consultation with outside legal counsel and financial advisor, such communication is necessary in order to comply with its fiduciary duties to Letchworth's stockholders required under applicable law. Letchworth will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken herein. Letchworth will notify Trustco immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Letchworth, and Letchworth will promptly inform Trustco in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Letchworth or any Letchworth Subsidiary or any proposal or offer to acquire in any manner 25% or more of the voting power of Letchworth, or 25% or more of the assets of, Letchworth or any Letchworth Subsidiary other than the transactions contemplated or permitted by this Reorganization Agreement, the Plan of Merger and the Option Agreement; or

          (14)  agree to do any of the foregoing.

     4.8. CERTAIN POLICIES

     Prior to the Effective Date, Letchworth shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Trustco, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Trustco; provided, however, that Letchworth shall not be obligated to take any such action pursuant to this Section 4.8 unless and until (i) Trustco irrevocably acknowledges to Letchworth in writing that all conditions to its obligation to consummate the Merger have been satisfied and (ii) Trustco irrevocably waives in writing any and all rights that it may have to terminate this Reorganization Agreement and Plan of Merger.

     4.9. CLOSING; ARTICLES OF MERGER

     The transactions contemplated by this Reorganization Agreement and the Plan of Merger shall be consummated at a closing to be held at the offices of the law firm of Harris Beach & Wilcox, LLP, 130 East Main Street, Rochester, New York on the first business day following satisfaction of the conditions to consummation of the Merger set forth in Article 5 hereof (other than such conditions relating to the actions to be taken at the Closing) or such later date as may be agreed upon by the parties hereto. In connection with such Closing Trustco and Letchworth shall execute the Certificate of Merger substantially in the form attached hereto as Annex B ("Certificate of Merger") and shall cause the
                   -------
Certificate of Merger to be delivered to the New York Department of State in accordance with Section 904(a) of the New York Business Corporation Law. The Merger shall be effective at the time and on the date the Certificate of Merger is filed by the New York Department of State (the "Effective Date").

     4.10.     AFFILIATES

     Letchworth and Trustco shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of Letchworth within the meaning of Rule 145 promulgated by the Commission under the Securities Act. Letchworth shall use its best efforts to cause each person so identified to deliver to Trustco, no later than 30 days prior to the Effective Date, a written Affiliate Agreement substantially in the form attached hereto as Annex C.
                                                                 -------

     4.11.     LETCHWORTH EMPLOYEES; DIRECTORS AND MANAGEMENT

     (a) On or after the Effective Date, to the extent permitted by applicable law, all persons who are employed by Letchworth and/or any of the Letchworth Subsidiaries on such date (collectively "Letchworth Employees") shall continue to participate in the Letchworth Plans. This Section 4.11(a) shall not be construed (i) to limit Letchworth's ability to terminate any Letchworth Plan at the request of Trustco prior to or on the Effective Date, (ii) to limit Trustco's ability to terminate or amend any Letchworth Plan after the Effective Date or (iii) to limit Trustco's ability to merge any Letchworth Plan with and into a Trustco Plan. All Letchworth Employees who become participants in a Trustco Plan shall, for purposes of determining eligibility for and vesting of such employee benefits only (and not for pension benefit accrual purposes) and, if applicable and permitted under the Trustco Plan(s), for purposes of satisfying any waiting periods concerning "preexisting conditions" and the satisfaction of any "copayment" or deductible requirements, be given credit for service with Letchworth or a Letchworth Subsidiary or any predecessor thereto prior to the Effective Date. Trustco presently intends that the employee benefits made available after the Effective Date to Letchworth Employees who participate in the Letchworth Plans will, when taken as a whole, remain comparable to those available under the Letchworth Plans in affect as of the date of this Agreement. This Section 4.11(a) shall not be construed (i) to limit the ability of Trustco and its Affiliates to terminate the employment of any employee or to review employee benefit programs (including any employee benefit programs included in a Letchworth Plan or a Trustco Plan) from time to time and to make such changes as they deem appropriate or (ii) to require Trustco or its affiliates to provide employees or former employees of Letchworth or any of its Subsidiaries with post-retirement medical benefits more favorable than those provided under the Letchworth Plan or, in the case of a terminated or merged Letchworth Plan, more favorable than those provided to new hires at Trustco. No provision of this Section 4.11(a) shall create any third party beneficiary rights to any employee or former employee of Letchworth or a Letchworth Subsidiary (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) or any other matter.

     (b)  Trustco agrees to honor the employee agreements identified on Schedule
                                                                        --------
4.11(b) (the "Continuing Employment Agreements"), such that James W. Fulmer
-------
shall remain chairman of the board of directors of The Bank of Castile and Ms. Brenda L. Copeland shall remain president and chief executive officer of The Bank of Castile. With respect to the Continuing Employment Agreements, the provisions of this Section 4.11(b) are intended to be for the benefit of and shall be enforceable by, those individuals who are parties to such agreements and their respective heirs and representatives. Notwithstanding anything to contrary herein, Trustco agrees that the Continuing Employment Agreement of Mr. James W. Fulmer may be amended by Trustco for the sole and limited purposes of permitting the assignment of such agreement from The Bank of Castile to Trustco, identifying Mr. Fulmer as the President of Trustco, and describing the duties associated with such position.

     (c) From and after the Effective Date, the Letchworth Employees shall be eligible to participate in the Trustco 1998 Stock Option Plan subject to the terms and conditions of such plan, including but not limited to requirements of eligibility thereunder.

     4.12 BOARD OF DIRECTORS OF TRUSTCO

     From and after the Effective Date, Trustco's Board of Directors shall take all requisite action to elect as directors of Trustco as of the Effective Date James W. Fulmer, William D. Spain Jr. and Craig Yunker.

     4.13 INDEMNIFICATION

     (a) From and after the Effective Date, Trustco shall indemnify, defend and hold harmless each person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Effective Date, a director or officer of Letchworth (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Trustco, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (each, a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of, or pertaining to (i) the fact that such person is or was a director or officer of Letchworth or any Letchworth Subsidiary or (ii) this Agreement, the Plan of Merger, the Option Agreement or any of the transactions contemplated hereby, regardless of whether such Claim is asserted or claimed before, or at or after, the Effective Date, to the fullest extent permitted under applicable state or federal law in effect as of the date hereof. Any Indemnified Party wishing to claim indemnification under this Section 4.13(a), upon learning of any Claim, shall promptly notify Trustco (but the failure to so notify Trustco shall not relieve it from any liability which it may have under this Section 4.13(a), except to the extent such failure materially prejudices Trustco). In the event of any such Claim (whether arising before or after the Effective Date), (1) Trustco shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption Trustco shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Trustco elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Trustco and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Trustco shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Trustco shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Trustco shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Trustco shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Trustco's obligations under this Section 4.13(a) continue in full force and effect for a period of six years from the

Effective Date, provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of the Claim.

     (b) Trustco agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers and employees of Letchworth and any Letchworth Subsidiary (the "Covered Parties") as provided in their respective certificates of incorporation, by-laws or similar governing documents as in effect as of the date of this Reorganization Agreement with respect to matters occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party hereunder, without any amendment thereto, for a period of six years from the Effective Date; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of the Claim; provided, further, however, that nothing contained in this Section 4.13(b) shall be deemed to preclude the liquidation, consolidation or merger of Letchworth or any Letchworth Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation or merger.

     (c) Trustco, from and after the Effective Date will use its best efforts directly or indirectly to cause the persons who served as directors or officers of Letchworth on or before the Effective Date to be covered by Letchworth's existing directors' and officers' liability insurance policy (provided that Trustco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this
Section 4.13(c) to insurance coverage more favorable than that provided to him or her in such capacities at the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Date. Such insurance coverage, if reasonably available at a reasonable cost relative to the coverage obtained, shall commence on the Effective Date and will be provided for a period of no less than six years after the Effective Date; provided, however, that in no event shall Trustco be required to expend more than the current amount expended by Letchworth (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and further provided that the Insurance Amount shall be deemed reasonable for purposes of this Section 4.13(c). Letchworth agrees to renew any such existing insurance or to purchase any "discovery period" insurance provided for thereunder at Trustco's request.

     (d) In the event Trustco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Trustco assume the obligations set forth in this section.

     (e) The provisions of Section 4.13(a), (b) and (c) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

     4.14.     INTENTIONALLY OMITTED

     4.15.     DIVIDENDS

     After the date of this Agreement, each of Trustco and Letchworth shall coordinate with the other for the declaration of any dividends in respect of Trustco Common Stock and Letchworth Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Trustco Common Stock or Letchworth Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Trustco Common Stock and/or Letchworth Common Stock and any shares of Trustco Common Stock any such holder receives in exchange therefor in the Merger.

     4.16.     ADVISORS TO THE BOARD

     Unless prohibited by applicable law, promptly following the Effective Date, Trustco shall cause C.L. Van Arsdale and Michael Spain to be appointed as advisors to Trustco's Board of Directors to serve in such capacity until such time as Trustco's Board of Directors shall determine. It is anticipated that the advisors' function will be to, among other things, advise Trustco's Board of Directors on deposit and lending activities in The Bank of Castile's and Mahopac Bank's market areas. Each advisor shall be paid meeting attendance fees of $250; provided, however, that notwithstanding anything else in this Section 4.16, no attendance fees shall be paid for meetings not actually attended.

     ARTICLE 5.    CONDITIONS PRECEDENT

     5.1. CONDITIONS PRECEDENT - TRUSTCO AND LETCHWORTH

     The respective obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

     (a) All corporate action necessary to authorize the execution, delivery and performance of this Reorganization Agreement and the Plan of Merger and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, and the stockholders of Letchworth and Trustco shall have approved this Reorganization Agreement and voted in favor of the Merger and shall have adopted the Plan of Merger;

     (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Reorganization Agreement and the Plan of Merger, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of Trustco or Letchworth so materially and adversely affects the anticipated economic and business benefits to Trustco or Letchworth, respectively, of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable;

     (c) The Registration Statement (including any post-effective amendment thereto) shall be effective under the Securities Act, and no proceeding shall be pending, or to the knowledge of Trustco, threatened by the Commission to suspend the effectiveness of such Registration Statement, and Trustco shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary;

     (d) To the extent that any lease, license, loan, financing agreement or other contract or agreement to which Letchworth or any Letchworth Subsidiary is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consents or waivers, individually or in the aggregate, would not have a Material Adverse Effect on Letchworth;

     (e) None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Reorganization Agreement and the Plan of Merger and there shall be no action or proceeding by or before any such court or agency that, in the judgment of Letchworth or Trustco, with the advice of their respective counsel, shall present a bona fide claim to restrain, prohibit or invalidate the transactions contemplated hereby;

     (f) The shares of Trustco Common Stock that may be issued in the Merger shall have been approved for listing on AMEX, subject to official notice of issuance; and

     (g) Trustco and Letchworth shall have received an opinion of Harris Beach & Wilcox, LLP, in form and substance which is customary in transactions of the nature contemplated by this Agreement, dated as of the Effective Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Effective Date, the Merger shall be treated for federal income tax purposes as a reorganization or part of a reorganization within the meaning of Section 368(a) of the Code, and that, provided the Merger is such a reorganization, the exchange of Letchworth Common Stock to the extent exchanged for Trustco Common Stock will not give rise to recognition of gain or loss for federal income tax purposes to the stockholders of Letchworth, except to the extent that cash is received in lieu of fractional share interests of Trustco Common Stock, and the Merger will not give rise to recognition of gain or loss for federal income tax purposes to Trusto. In rendering the opinion described in this subsection (g), Harris Beach & Wilcox, LLP will rely on representations and facts as provided by Trustco and Letchworth, including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 722.


     5.2.  CONDITIONS PRECEDENT - LETCHWORTH

     The obligations of Letchworth to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Letchworth pursuant to Section 6.4 hereof:

     (a) The representations and warranties of Trustco set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by Letchworth; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Trustco;

     (b) Trustco shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger to be performed or complied with at or prior to the Closing Date;

     (c) Trustco shall have delivered to Letchworth a certificate, dated the Closing Da te and signed by its Chairman, CEO, Executive Vice President or Senior Vice President to the effect that the conditions set forth in paragraphs
(a) and (b) of this section have been satisfied;

     (d) Letchworth shall have received from PricewaterhouseCoopers, L.L.P. letters dated not more than five days prior to (i) the effective date of the Registration Statement and (ii) the Closing Date, with respect to certain financial information regarding Trustco, each in form and substance which is customary in transactions of the nature contemplated by this Agreement;

     (e) Within five days of mailing the Prospectus/Proxy Statement, Letchworth shall have received, if requested by Letchworth, an opinion from McConnell, Budd & Downes, Inc. to the effect that the Exchange Ratio is fair from a financial point of view to the stockholders of Letchworth; and

     (f) Letchworth shall have received an opinion of Harris Beach & Wilcox, LLP counsel to Trustco, dated as of the Closing Date, in a form mutually acceptable to the parties related to the representations in Section 3.5(a).

     5.3.  CONDITIONS PRECEDENT - TRUSTCO

     The obligations of Trustco to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Trustco pursuant to Section 6.4 hereof:

     (a) The representations and warranties of Letchworth set forth in Article 2 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by Trustco; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Letchworth;

     (b) Letchworth shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger to be performed or complied with at or prior to the Closing Date;

     (c) Letchworth shall have delivered to Trustco a certificate, dated the Closing Date and signed by its Chairman, President and Chief Executive Officer or any Executive Vice President to the effect that the conditions set forth in paragraphs (a) and (b) of this section have been satisfied;

     (d) Trustco shall have received from KPMG, L.L.P. letters dated not more than five days prior to (i) the effective date of the Registration Statement and
(ii) the Closing Date, with respect to certain financial information regarding Letchworth, each in form and substance which is customary in transactions of the nature contemplated by this Agreement;

     (e) Trustco shall have received from KPMG, L.L.P. a letter, in the form then customarily issued by such accountants in transactions of this type, to the effect that the Merger will qualify for pooling of interests accounting treatment;

     (f) Simultaneous with the execution and delivery of this Agreement, (i) the directors of Letchworth who are stockholders of Letchworth shall have executed and delivered to Trustco Voting Agreements substantially in the form attached as Annex D and (ii) the Option Agreement shall be executed and
            -------
delivered by Letchworth to Trustco; and

     (g) Trustco shall have received an opinion of Mackenzie, Smith, Lewis, Michell & Hughes, LLP counsel to Letchworth, dated as of the Closing Date, in a form mutually acceptable to the parties related to the representations in
Section 2.5(a).

     ARTICLE 6.     TERMINATION, WAIVER AND AMENDMENT

     6.1.  TERMINATION

     This Reorganization Agreement and the Plan of Merger may be terminated, either before or after approval by the stockholders of Letchworth and Trustco:

     (a) At any time on or prior to the Effective Date, by the mutual consent in writing of the parties hereto;

     (b) At any time on or prior to the Closing Date, by Trustco in writing, if Letchworth has, or by Letchworth in writing, if Trustco has, in any material respect, breached (i) any covenant or agreement contained herein or in the Plan of Merger or (ii) any representation or warranty contained herein, and in either case if (x) such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under
Article V hereof;

     (c) At any time, by any party hereto in writing, if the applications for prior approval referred to in Section 4.3 hereof have been denied, and the time period for appeals and requests for reconsideration has run, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

     (d) At any time, by any party hereto in writing, if the stockholders of Letchworth or the stockholders of Trustco do not approve the transactions contemplated herein at the special meetings duly called for that purpose;

     (e) By any party hereto in writing, if the Closing Date has not occurred by the close of business on June 30, 2000 unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein; or

     (f) By Letchworth, upon the execution by Letchworth of a definitive agreement relating to a takeover proposal (as defined in Section 4.7(b)(13)), provided that (i) Letchworth shall have complied with its obligations under
Section 4.7(b)(13) hereof, (ii) the Board of Directors of Letchworth shall have determined, after having received the advice of legal counsel to Letchworth and the advice of Letchworth's financial advisor, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (iii) concurrent with its notification of termination,

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

Letchworth will wire to an account designated by Trustco $3.0 million in immediately available funds.

     (g)  Subject to Trustco's rights hereunder, by Letchworth, in writing, if
(i) the Average Trustco Stock Price (as hereinafter defined) is less than $29.22 and (ii) the Average Trustco Stock Price has declined as a percentage from the
---
Base Trustco Stock Price (as hereinafter defined) by more than 15% in excess of the total Percentage Decline in the Value component of the SNL Bank Stock Index (All Publicly Traded Commercial Banks). The "Average Trustco Stock Price" means the average (rounded down to the nearest whole cent) of the closing sale price of one share of Trustco Common Stock on AMEX for 10 consecutive full trading days (after the date of this Reorganization Agreement and prior to the Effective
Date). The "Base Trustco Stock Price" means $34.38. The "Percentage Decline in the SNL Bank Stock Index" means the difference, expressed as a percentage, of the SNL Bank Stock Index, between the day prior to the execution of this Reorganization Agreement and the last full trading day included in that computation of the Average Trustco Stock Price which reflected an Average Trustco Stock Price of less than $29.22. The foregoing right of termination notwithstanding, in the event Letchworth exercises its right to terminate pursuant to this Section 6.1(g), Trustco shall have the option to proceed with the Merger and the transactions contemplated in this Agreement by agreeing to the "amended Exchange Ratio". The "amended Exchange Ratio" shall be the quotient obtained by dividing $23.00 by the Average Trustco Stock Price, determined based on the 10 consecutive full trading days immediately preceding the date Trustco shall have exercised its option; provided, however, that in no event shall Trustco have the right to exercise its option if the amended Exchange Ratio is greater than .85. Trustco's option to accept the amended Exchange Ratio and proceed with the Merger and the transactions contemplated by this Agreement shall be exercised by written notice to Letchworth within 5 business days of receipt by Trustco of written notice of Letchworth's intent to terminate pursuant to this subsection (g).

     (h) By Letchworth in writing, upon the execution by Trustco of a definitive agreement relating to a takeover proposal (as herein defined); and, in the event of a termination by Letchworth pursuant to this subsection (h) of
Section 6.1, immediately after receipt of notification of termination, Trustco will pay Letchworth $1.0 million in immediately available funds. For purposes of this subsection (h) of Section 6.1, the term "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Trustco or any Trustco Subsidiary or any proposal or offer to acquire in any manner 25% or more of the voting power of Trustco or 25% or more of the assets of Trustco or any Trustco Subsidiary.

     6.2.  EFFECT OF TERMINATION

     In the event this Reorganization Agreement and the Plan of Merger is terminated pursuant to Section 6.1 hereof, this Reorganization Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Sections 4.5 and 7.1 hereof, respectively, shall survive any such termination and (ii) a

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

termination pursuant to Section 6.1(b)(i) or (b)(ii) shall not relieve the breaching party from liability for an uncured willful breach of such covenant or agreement or representation or warranty giving rise to such termination.

     6.3.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     All representations, warranties and covenants in this Reorganization Agreement and the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants that by their terms are to survive or be performed after the Effective Date, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Trustco or Letchworth (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any stockholder or former stockholder of either Trustco or Letchworth, the aforesaid representations, warranties and covenants being material inducements to the consummation by Trustco and Letchworth of the transactions contemplated herein.

     6.4.  WAIVER

     Except with respect to any required stockholder or regulatory approval, Trustco and Letchworth, respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Reorganization Agreement and the Plan of Merger by the stockholders of Trustco and Letchworth) extend the time for the performance of any of the obligations or other acts of Letchworth, on the one hand, or Trustco, on the other hand, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger or (iii) the performance by such parties of any of its obligations set out herein or therein; provided, however, that no such waiver executed after approval of this Reorganization Agreement and the Plan of Merger by the stockholders of Trustco or Letchworth shall change the number of shares of Trustco Common Stock into which each share of Letchworth Common Stock shall be converted pursuant to the Merger.

     6.5.  AMENDMENT OR SUPPLEMENT

     This Reorganization Agreement and the Plan of Merger may be amended or supplemented at any time only by mutual agreement of the parties hereto or thereto. Any such amendment or supplement must be in writing and approved by their respective boards of directors and/or officers authorized thereby and shall be subject to the proviso in Section 6.4 hereto.

     ARTICLE 7.     MISCELLANEOUS

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

     7.1.  EXPENSES

     Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Reorganization Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that Trustco shall pay 60% and Letchworth shall pay 40% of all printing and mailing costs and filing fees associated with the Registration Statement and the Proxy Statement.

     7.2.  AGREEMENT

     This Reorganization Agreement, the Plan of Merger and the Option Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein and the Confidentiality Agreements. Notwithstanding any provision of any of the aforementioned agreements, the parties agree that, subject to the limitations set forth in Section 4.4(a) relating to acts or omissions that would adversely affect the qualification of the Merger for pooling of interests, Trustco may purchase Letchworth Common Stock in open market or negotiated transactions prior to the Effective Date, not to exceed 5% of the outstanding Letchworth Common Stock and subject to any applicable legal restrictions. The terms and conditions of this Reorganization Agreement and the Plan of Merger shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Except as specifically set forth herein, or in the Plan of Merger, nothing in this Reorganization Agreement or the Plan of Merger, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities. This Reorganization Agreement and the Plan of Merger, taken together, shall constitute a plan of reorganization within the meaning of
Section 368 of the Code.

     7.3.  NO ASSIGNMENT

     No party hereto may assign any of its rights or obligations under this Reorganization Agreement to any other person.

     7.4.  NOTICES

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

If to Letchworth:

     Letchworth Independent Bancshares Corporation, 50 North Main Street, Castile, New York 14427, Attention: Mr. James W. Fulmer, President and Chief Executive Officer, Facsimile No: (716) 493-5792.

With a required copy to:

     Mackenzie, Smith, Lewis, Michell & Hughes, LLP, 101 South Salina Street, Suite 600, Syracuse, New York 13202, Attention: Edward Moses, Esquire, Facsimile No. (315) 474-4216.

If to Trustco:

     Tompkins Trustco, Inc., 110 North Tioga Street, Ithaca, New York 14850,
Attention: James J. Byrnes, President and Chief Executive Officer, Facsimile No.
(607) 257-6177.
With a required copy to:

     Harris Beach & Wilcox, LLP, 130 East Main Street, Rochester, New York 14604, Attention: Thomas E. Willett, Esquire, Facsimile No. (716) 232-6925.

     7.5.  CAPTIONS

     The captions contained in this Reorganization Agreement are for reference purposes only and are not part of this Reorganization Agreement.

     7.6.  COUNTERPARTS

     This Reorganization Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     7.7.  GOVERNING LAW

     This Reorganization Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

              [Remainder of this page left intentionally blank.]

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

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Reorganization Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.


                                              TOMPKINS TRUSTCO, INC.


Attest:___________________                    By:____________________________
                                        James J. Byrnes, President and
                                        Chief Executive Officer


(SEAL)

                                        LETCHWORTH INDEPENDENT
                                        BANCSHARES CORPORATION


Attest:___________________                    By:____________________________
                                        James W. Fulmer, President and
                                        Chief Executive Officer

(SEAL)

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